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                                AMENDMENT NO. 1
                           Dated as of March 31, 1997
                                       to
                  SECOND AMENDED AND RESTATED CREDIT AGREEMENT
                         Dated as of December 12, 1996


                 This Amendment No. 1 ("Amendment") dated as of March 31, 1997 is entered into among BANNER AEROSPACE, INC., a Delaware corporation ("Banner"), BURBANK AIRCRAFT SUPPLY, INC., a Delaware corporation ("Burbank"), and the "Lenders" (as defined in the Credit Agreement identified below) of Banner and Burbank signatory hereto. Capitalized terms used herein without definition are used herein as defined in the Credit Agreement.

                             PRELIMINARY STATEMENT:

                 WHEREAS, Banner and Burbank, as Borrowers, certain financial institutions as Lenders, and Citicorp USA, Inc., as Administrative Agent, are parties to that certain Second Amended and Restated Credit Agreement dated as of December 12, 1996 (the "Credit Agreement");

                 WHEREAS, the terms of the Credit Agreement contemplated the issuance of the Preferred Stock on or before March 31, 1997 and repayment of the Fairchild Subordinated Debt from the proceeds of the Preferred Stock as conditions precedent to the making of the Tranche C Term Loans and Banner has advised the Administrative Agent of an unanticipated delay in the issuance of Preferred Stock;

                 WHEREAS, the Borrowers are desirous of making a Borrowing of Tranche C Term Loans on March 31, 1997;

                 WHEREAS, the Borrowers have requested the amendment of certain provisions of the Credit Agreement necessitated by the aforesaid delay in issuance of the Preferred Stock; and

                 WHEREAS, subject to the terms and conditions stated herein, Borrowers and the Lenders signatory hereto, constituting at least the Requisite Lenders and all Tranche C Term Lenders, have agreed to amend the Credit Agreement as set forth below.

                 NOW, THEREFORE, the parties hereto hereby agree as follows:

                 SECTION 1. Amendments to the Credit Agreement. Effective as of March 31, 1997, subject to the satisfaction of the conditions precedent set forth in Section 3 hereof, the Credit Agreement is hereby amended as follows:

                 1.1 Section 1.01 is amended to delete the definition of "Preferred Stock Issue Date" and delete the definitions of




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"Fairchild Subordinated Debt", "Funded Debt", "Preferred Stock", and "Revolving
Credit Availability" in their entirety and substitute the following therefor:

         "Fairchild Subordinated Debt" means unsecured subordinated Indebtedness of Banner issued to RHI in a principal amount not to exceed $30,000,000 plus deferred interest and fees pursuant to a certain Subordinated Loan Agreement to be entered into between Banner and RHI in form and substance satisfactory to the Administrative Agent and including, without limitation, terms and conditions set forth in EXHIBIT D attached hereto and made a part hereof, the proceeds of which are used to consummate the Permitted Acquisitions and provide working capital for the Persons making such acquisitions or acquired in such acquisitions, the Borrowers and Subsidiaries of the Borrowers.

         "Funded Debt" means, for any period, the Indebtedness of the Borrowers and their Subsidiaries for borrowed money (determined in accordance with GAAP), including, without limitation, Indebtedness under Capital Leases, during such period; provided, however, that "Funded Debt" shall be deemed to include the Fairchild Subordinated Debt only from and after September 30, 1997.

         "Preferred Stock" means Convertible Preferred Stock issued by Banner subject to terms and conditions substantially similar to, or more advantageous to Banner than, those set forth on SCHEDULE 1.01.11 and such other terms and conditions as are determined acceptable by the Administrative Agent in its reasonable discretion.

         "Revolving Credit Availability" means the amount by which the lesser of

                 (a)  the Revolving Credit Commitments at such time and

                 (b) the Borrowing Base at such time minus the outstanding principal balance of the Term Loans at such time minus the outstanding principal balance of the Tranche B Term Loans at such time minus the outstanding principal balance of the Tranche C Term Loans at such time plus (i) $10,000,000, if the Preferred Stock has not been issued and the date of determination of "Revolving Credit Availability" occurs during the period commencing on the Effective Date and ending on March 30, 1997, or (ii) $15,000,000, during the period commencing on March 31, 1997 and ending on December 11, 1998 exceeds the sum of (1) the Revolving Credit Obligations at such time plus (2) the outstanding balance of Protective Advances at such time, plus (3) the outstanding balance of





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         the Swing Loans at such time.

                 1.2 Section 2.01(b) is amended to delete the provisions thereof in their entirety and substitute the following therefor:

         (b) Notice of Borrowing. The Borrowers shall deliver to the Administrative Agent a Notice of Borrowing with respect to the Tranche C Term Loans, signed by Banner, no later than (i) 11:00 a.m. (New York time) on the proposed Funding Date therefor, in the case of a Borrowing of Base Rate Loans, and (ii) 12:00 noon (New York time) at least three (3) Business Days in advance of the proposed Funding Date therefor, in the case of a Borrowing of Eurodollar Rate Loans. Such Notice of Borrowing shall specify (i) the aggregate amount of the Tranche C Term Loans being requested, (ii) the proposed Funding Date therefor, which shall be a Business Day, and (iii) instructions for the disbursement of the proceeds of the Tranche C Term Loans. Any Notice of Borrowing given pursuant to this Section 2.01(b) shall be irrevocable.

                 1.3 Section 4.01(b)(i) is amended to delete the provisions thereof in their entirety and substitute the following therefor:

         (i) Net Cash Proceeds of Sale. Within three (3) Business Days after receipt by either Borrower or any Subsidiary of a Borrower of any Net Cash Proceeds of Sale, the Borrowers shall make or cause to be made a mandatory prepayment of the Obligations in an amount equal to one hundred percent (100%) of such Net Cash Proceeds of Sale which, when combined with all other Net Cash Proceeds of Sale received in the same Fiscal Year, exceeds $150,000 in the aggregate; provided, however, that notwithstanding the foregoing, (A) one-third of the Net Cash Proceeds of Sale from the sale of Real Property of Adams Industries, Inc. located in Suffield, Connecticut shall be required to be remitted as a mandatory prepayment of the Obligations, (B) that portion of the Net Cash Proceeds of Sale from the sale of Real Property of Matrix Aviation, Inc. located in Wichita, Kansas which exceeds $150,000 shall be required to be remitted as a mandatory prepayment of the Obligations, and (C) no portion of the Net Cash Proceeds of Sale from the sale of Banner's Investment in Capital Stock, and warrants for Capital Stock, of Interactive Flight Technologies, Inc. shall be required to be remitted as a mandatory prepayment of the Obligations.

                 1.4 Section 6.03 is amended to delete the provisions of clause (b) thereof in their entirety and substitute the following therefor:

         (b) Fairchild Subordinated Debt. Banner shall have received $28,000,000 in proceeds of Fairchild Subordinated





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         Debt.

and to delete the provisions of clause (c)(ii) thereof in their entirety.

                 1.5  Article IX is amended to add the following provision as
Section 9.18:

                 9.18 Proceeds of Preferred Stock. Promptly after its receipt of the net cash proceeds of the Preferred Stock, Banner shall use such net cash proceeds to repay, in full, the Fairchild Subordinated Debt and cause the Subordinated Loan Agreement, note issued thereunder, and all other agreements and instruments evidencing the Fairchild Subordinated Debt, or under which the same was issued, to be terminated and cancelled.

                 1.6 Section 10.02(h) is amended to delete the provisions thereof in their entirety and substitute the following therefor:

         (h) the sale of Capital Stock, and warrants for Capital Stock, of Interactive Flight Technologies, Inc. held by Banner;


                 SECTION 2. Waiver. Concurrently with this Amendment becoming effective, the parties hereto waive the requirements of Section 15.01(b)(ii) with respect to the assignment by Citicorp USA, Inc. of a $15,000,000 interest in its Tranche C Term Loan Commitment to KZH Holding Corporation.


                 SECTION 3. Conditions Precedent to Effectiveness of this Amendment. This Amendment shall become effective as of March 31, 1997, if, and only if (a) the Administrative Agent shall have received on or before March 28, 1997, a facsimile or original executed copy of this Amendment executed by the Borrowers, Lenders representing at least the Requisite Lenders, and all Tranche C Term Lenders, and (b) the Administrative Agent shall have received on March 31, 1997, a certificate signed by the Vice President-Finance of Banner certifying that Banner has received proceeds of Fairchild Subordinated Debt in the amount of $6,000,000, in addition to the $22,000,000 in principal of Fairchild Subordinated Debt outstanding on March 17, 1997.


                 SECTION 4. Representations and Warranties. Borrowers hereby represent and warrant as follows:

                 4.1 This Amendment and the Credit Agreement as previously executed and delivered and as amended hereby constitute legal, valid and binding obligations of the Borrowers and are enforceable against the Borrowers in accordance with their terms.





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                 4.2  No Event of Default or Potential Event of Default exists or would result from any of the transactions contemplated by this Amendment.

                 4.3 Upon the effectiveness of this Amendment, the Borrowers hereby reaffirm all covenants, representations and warranties made by them, respectively, in the Credit Agreement to the extent the same are not amended hereby and agree that all such covenants, representations and warranties shall be deemed to have been remade as of the date this Amendment becomes effective (unless a representation and warranty is stated to be given on and as of a specific date, in which case such representation and warranty shall be true, correct and complete as of such date).


                 SECTION 5.  Reference to and Effect on the Credit Agreement.

                 5.1 Upon the effectiveness of this Amendment, each reference in the Credit Agreement to "this Agreement", "hereunder", "hereof", "herein" or words of like import shall mean and be a reference to the Credit Agreement, as amended hereby, and each reference to the Credit Agreement in any other document, instrument or agreement executed and/or delivered in connection with the Credit Agreement shall mean and be a reference to the Credit Agreement as amended hereby.

                 5.2 Except as specifically amended above, the Credit Agreement, the Notes and all other Loan Documents shall remain in full force and effect and are hereby ratified and confirmed.

                 5.3 The execution, delivery and effectiveness of this Amendment shall not operate as a waiver of any right, power or remedy of any Lender or Issuing Bank or the Administrative Agent under the Credit Agreement, the Notes or any of the other Loan Documents, nor constitute a waiver of any provision contained therein, except as specifically set forth herein.


                 SECTION 6. Execution in Counterparts. This Amendment may be executed in any number of counterparts and by different parties hereto in separate counterparts, each of which when so executed and delivered shall be deemed to be an original and all of which taken together shall constitute but one and the same instrument. Delivery of an executed counterpart of this Amendment by telecopier shall be effective as delivery of a manually executed counterpart of this Amendment.


                 SECTION 7. Governing Law. This Amendment shall be governed by and construed in accordance with the laws of the State of New York.





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                 SECTION 8.  Headings.  Section headings in this Amendment are included herein for convenience of reference only and shall not constitute a part of this Amendment for any other purpose.


                 IN WITNESS WHEREOF, the parties hereto have caused this Amendment to be executed by their respective officers thereunto duly authorized as of the date first above written.


BANNER AEROSPACE, INC.                     BURBANK AIRCRAFT SUPPLY, INC.



By                                         By
  ---------------------------                ---------------------------
  Eugene W. Juris                            Eugene W. Juris
  Vice President - Finance                   Vice President




CITICORP USA, INC.                         PNC BANK, NATIONAL ASSOCIATION




By                                         By
  ---------------------------                ---------------------------
  Timothy L. Freeman                         David J. Williams
  Attorney-in-Fact                           Vice President



THE LONG-TERM CREDIT BANK OF               CAISSE NATIONALE DE CREDIT
JAPAN, LTD., CHICAGO BRANCH                AGRICOLE



By                                         By
  ---------------------------                ---------------------------
  Brady S. Sadek                             David Bouhl
  Vice President & Deputy                    First Vice President
   General Manager



NATIONSBANK, N.A.                          SANWA BUSINESS CREDIT
                                           CORPORATION



By                                         By
  ---------------------------                ---------------------------
  Michael R. Heredia                         John P. Thacker
  Vice President                             Vice President





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THE FIRST NATIONAL BANK OF                 THE SUMITOMO BANK, LIMITED
CHICAGO


By                                         By
  ---------------------------                ---------------------------
  Lynn R. Dillon                             Nancy Z. Reimann
  Managing Director                          Vice President



                                           By
                                             ---------------------------
                                             James L. Hogan
                                             Vice President & Manager



BANK POLSKA KASA OPIEKI, S.A.              PILGRIM AMERICA PRIME RATE
                                           TRUST


By                                         By
  ---------------------------                ---------------------------
  Hussein H. El-Tawil                        Thomas C. Hunt
  Vice President                             Portfolio Analyst



DEUTSCHE FINANCIAL SERVICES,               MERRILL LYNCH SENIOR FLOATING
INC.                                       RATE FUND, INC.


By                                         By
  ---------------------------                ---------------------------
  Mark E. Tauber                             Gilles Marchand
  Vice President                             Authorized Signatory



MERRILL LYNCH PRIME RATE                   PROTECTIVE LIFE INSURANCE
PORTFOLIO                                  COMPANY
                                           By Protective Asset
                                              Management, L.L.C.



By                                         By
  ---------------------------                ---------------------------
  Gilles Marchand                            Mark R. Okada
  Authorized Signatory                       Executive Vice President





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THE ING CAPITAL SENIOR SECURED
HIGH INCOME FUND, L.P.
By ING Capital Advisors, Inc.


By
  ---------------------------
  Kathleen Lenarcic
  Vice President & Portfolio
  Manager





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